Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid (Primary)	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)	—	—	—	—
	Equity	Preferred Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)	—	—	—	—
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)	—	—	—	—
	Other	Warrants	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)	—	—	—	—
	Other	Units	Rule 456(b) and Rule 457(r)		(1)		(1)		(1)		(2)		(2)	—	—	—	—
Fees to Be Paid (Secondary)	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	6,676,077		78.24	(3)	$522,336,264.48		$0.00015310		$79,969.68		—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A		—		N/A		—	—	—	—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		—		N/A		—		—		N/A	N/A	N/A	N/A
Total Offering Amounts						—		$522,336,264.48				$79,969.68		—	—	—	—
Total Fees Previously Paid						—		—				N/A		—	—	—	—
Total Fee Offsets						—		—				N/A		—	—	—	—
Net Fee Due						—		—				$79,969.68		—	—	—	—

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered pursuant to this Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold pursuant to this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)	The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices of the Registrant’s common stock as reported on New York Stock Exchange on December 5, 2024.